UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 5, 2021

THE SINGING MACHINE COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-24968	95-3795478
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6301 NW 5th Way, Suite 2900, Fort Lauderdale, Florida 33309

(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (954) 596-1000

Copies to:

Gary Atkinson

Chief Executive Officer

6301 NW 5th Way, Suite 2900

Fort Lauderdale, FL 33309

954-596-1000 (phone)

954-596-2000 (fax)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	SMDM	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Material Definitive Agreement.

On August 5, 2021, the Singing Machine Company, Inc., (“Singing Machine” or the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with large institutional investors and a strategic investor for a private placement for common stock (“Common Stock”) and warrants (“Common Warrants”) exercisable for Common Stock (the “Private Placement”). Pursuant to the Purchase Agreement, the Company has agreed to sell (i) 16,500,000 shares of its Common Stock together with Common Warrants to purchase up to 16,500,000 shares of Common Stock, and (ii) 16,833,333 pre-funded warrants (“Pre-Funded Warrants”) with each Pre-Funded Warrant exercisable for one share of Common Stock, together with Common Warrants to purchase up to 16,833,333 shares of Common Stock. Each share of Common Stock and accompanying Common Warrant will be sold together at a combined offering price of $0.30, and each Pre-Funded Warrant and accompanying Common Warrant will be sold together at a combined offering price of $0.29. The Pre-Funded Warrants will be immediately exercisable, at a nominal exercise price of $0.01, and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The Common Warrants have an exercise price of $0.35 per share, and will be exercisable upon issuance and will expire five years from the date of an effective registration statement covering the Common Shares underlying the Common Warrants. The Company anticipates receiving gross sale proceeds of approximately $10 million before deducting transaction related expenses payable by the Company. The Company anticipates that the Private Placement will close on August 10, 2021.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K concerning the offer and sale of the Common Stock, Common Warrants, and Pre-Funded Warrants of the Company pursuant to the Purchase Agreement is incorporated herein by reference. The Common Stock, Common Warrants, and Pre-Funded Warrants are being sold by the Company in reliance upon an exemption from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D thereunder.

Item 7.01.	Regulation FD Disclosure.

On August 6, 2021, the Company issued a press release announcing the completion of the Private Placement. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference in this Item 7.01.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated August 6, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SINGING MACHINE COMPANY, INC.

Dated: August 6, 2021	By:	/s/ Gary Atkinson
Gary Atkinson
Chief Executive Officer